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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
 Level              Name of Subsidiary                                Jurisdiction            Relationship to Parent
 -----              ------------------                                ------------            ----------------------
             IFX CORP.                                              State of Delaware                  N/A

1            IFX/Communications Ventures, Inc.                      State of Delaware         100% owned subsidiary

2            FX Chicago, Inc.                                       State of Delaware         100% owned subsidiary

3            IFX/Telecom, Inc.                                      State of Delaware         100% owned subsidiary

4            IFX/EN, Inc.                                           State of Delaware         100% owned subsidiary

4a           (a) IFX Networks, Ltd.                                 British Virgin Islands    100% owned subsidiary

4a-1         (i) IFX Online, Inc.                                   State of Delaware         100% owned subsidiary

4a-2         (ii) IFX/ENI-SPC I, Inc.                               British Virgin Islands    100% owned subsidiary

4a-2-1       (A) Unete.com, SRL/1/                                  Venezuela                 100% owned subsidiary

4a-3         (iii) IFX/ENI-SPC II, Inc.                             British Virgin Islands    100% owned subsidiary

4a-3-1       (A) IFX Networks Costa Rica, SRL                       Costa Rica                100% owned subsidiary

4a-4         (iv) IFX/ENI-SPC III, Inc.                             British Virgin Islands    100% owned subsidiary

4a-4-1       (A) IFX Networks Colombia, Ltda.                       Colombia                  100% owned subsidiary

4a-5         (v) IFX/ENI-SPC IV, Inc.                               British Virgin Islands    100% owned subsidiary

4a-5-1       (A) Servicios de Internet ENI Chile, Ltda.             Chile                     100% owned subsidiary

4a-5-1-1     (1) IFX Networks Chile, S.A.                           Chile                     100% owned subsidiary

4(a)-5-1-2   (2) IFX Chile Larga Distancia, S.A.                    Chile                     100% owned subsidiary

4a-6         (vi) IFX/ENI-SPC V, Inc.                               British Virgin Islands    100% owned subsidiary

4a-6-1       (A) IFX Networks Argentina, SRL                        Argentina                 100% owned subsidiary

4(a)-7       (vii) IFX/ENI-SPC VI, Inc.                             British Virgin Islands    100% owned subsidiary

4a-8         (viii) IFXENI-SPC VII, Inc.                            British Virgin Islands    100% owned subsidiary

4a-8-1       (A) Unete.com Uruguay, S.A./2/                         Uruguay                   100% owned subsidiary

4a-9         (ix) IFX/ENI-SPC VIII, Inc.                            British Virgin Islands    100% owned subsidiary

4a-9-1       (A) IFX Networks Bolivia, Ltda.                        Bolivia                   100% owned subsidiary

4a-10        (x) IFX/ENI-SPC IX, Inc.                               British Virgin Islands    100% owned subsidiary

4a-11        (xi) IFX/ENI-SPC X, Inc.                               British Virgin Islands    100% owned subsidiary

4a-12        (xii) ENI/SPC Mexican Holdings, Inc.                   State of Delaware         100% owned subsidiary

4a-12-1      (A) IFX Networks Mexico, S. de R.L. de C.V.            Mexico                    100% owned subsidiary

4(a)-13      (xiii) IFX/ENI-SPC Ecuador, Inc.                       British Virgin Islands    100% owned subsidiary

4a-13-1      (A) Unete.com C. Ltda.                                 Ecuador                   100% owned subsidiary

4a-14        (xiv) IFX/ENI-SPC El Salvador, Inc.                    British Virgin Islands    100% owned subsidiary

4a-14-1      (A) IFX Networks El Salvador, Ltda. de CV              El Salvador               100% owned subsidiary

4a-15        (xv) IFX/ENI-SPC Guatemala, Inc.                       British Virgin Islands    100% owned subsidiary

4a-15-1      (A) IFX Networks Guatemala Ltda.                       Guatemala                 100% owned subsidiary

4a-15-2      (B) IFX Administracion, Ltda.                          Guatemala                 100% owned subsidiary

4a-16        (xvi) IFX Networks Nicaragua, Inc.                     British Virgin Islands    100% owned subsidiary

4a-16-1      IFX Networks Nicaragua, Inc., and Compania Ltda        Nicaragua                 100% owned subsidiary

4a-17        (xvii) IFX/ENI-SPC Honduras, Inc.                      British Virgin Islands    100% owned subsidiary

4a-17-1      (A) IFX Networks Honduras, S. de R.L                   Honduras                  100% owned subsidiary

4(a)-18      (xviii) IFX/ENI-SPC Panama, Inc.                       British Virgin Islands    100% owned subsidiary

4a-18-1      (A) IFX Networks Panama, SA                            Panama                    100% owned subsidiary

4a-19        (xix) IFX/ENI-SPC Uruguay, Inc.                        British Virgin Islands    100% owned subsidiary

4a-20        (xx) Minority Stock Holding Corp.                      British Virgin Islands    100% owned subsidiary

4a-21        (xxi) ENI Brazilian Holdings, LLC.                     State of Delaware         100% owned subsidiary

4a-21-1      (A) IFX do Brasil, Ltda.                               Brazil                    100% owned subsidiary

4a-21-2      (B) IFX Telecomunicacoes do Brasil Ltda                Brazil                    100% owned subsidiary

4a-22        (xxii) CELC/IFX, LLC                                   State of Delaware         100% owned subsidiary

4a-22-1      (A) Communications Equipment Leasing Corp.             British Virgin Islands    100% owned subsidiary

4a-23        (xxiii) IFX/CELC II, Inc.                              State of Delaware         100% owned subsidiary

5            IFX Facilito, Inc.                                     State of Delaware         100% owned subsidiary

6            Latin Guide, Inc.                                      State of Delaware         100% owned subsidiary
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/1/ In the process of changing its legal name to IFX Networks Venezuela, S.R.L.
/2/ In the process of changing its legal name to IFX Networks Uruguay, Ltda.